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                                                                    EXHIBIT 4(d)

                        AGREEMENT REGARDING LIQUIDATION
                     AND WINDING UP OF CERTAIN PARTNERSHIPS


         This Agreement Regarding Liquidation and Winding up of Certain Partnerships (this "Agreement") is entered into as of April 15, 1996, by and among ALEXANDER ENERGY CORPORATION, an Oklahoma corporation (the "Company"), and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("John Hancock").


                                    RECITALS

1. John Hancock is the only limited partner and the Company is the only general partner of each of AEJH 1985 Limited Partnership, a Delaware limited partnership, AEJH 1987 Limited Partnership, a Delaware limited partnership (the "1987 Partnership"), and AEJH 1989 Limited Partnership, a Delaware limited partnership (the "1989 Partnership") (collectively, the "Partnerships").

2. John Hancock and the Company desire to liquidate and wind up each of the Partnerships and in connection therewith cause each of the Partnerships to distribute all of its respective assets to the partners thereof pursuant to the terms of the relevant Agreement of Limited Partnership for each such Partnership.

3. The parties have agreed to enter into this Agreement in order to set forth certain agreements regarding the liquidation and winding up of the Partnerships.

                                   AGREEMENT


         NOW, THEREFORE, for and in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1. Liquidation and Winding Up. The parties agree to proceed diligently with the dissolution, liquidation and winding up of the Partnerships in accordance with the terms set forth herein. Except as set forth below, the dissolution, liquidation and winding up of each Partnership shall be done in accordance with the terms and provisions of the applicable Agreement of Limited Partnership, as amended, for such Partnership.

2. Collateral Covered by Security Documents. The Company agrees that, to the extent that any of that certain Assignment, Security Agreement and Financing Statement, that certain Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement, and that certain letter agreement regarding hydrocarbons, all of which have been executed as of even date herewith by the Company for the benefit of CIBC Inc. in its capacity as collateral agent of even date hereof (collectively, the "Security Documents") grants or purports to grant a lien or security interest in or on any properties or assets owned by any of the Partnerships, the Company shall, at its sole



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                 cost and expense, execute and file all releases and other
                 documents as John Hancock may reasonably request insofar as such may be necessary or desirable to release any lien or security interest created or purported to be created by the Security Documents in or on any asset or property of any of the Partnerships.

3. Liquidator and Liquidating Trustee; Assignment by John Hancock. The parties agree that, notwithstanding any provision of any of the Agreements of Limited Partnership of the Partnerships, as amended, (a) John Hancock, or such person or entity as may be appointed by John Hancock, shall be the liquidator or liquidating trustee, as applicable, in connection with the liquidation and winding up of each of the Partnerships, and (b) John Hancock may assign its rights to receive its proportionate share of the assets of the Partnerships in connection with the dissolution, liquidation and winding up thereof to a third party. John Hancock hereby appoints the Company as the initial liquidator or liquidating trustee, as applicable, in connection with the liquidation and winding up of the Partnerships, and the Company hereby accepts such appointment; provided that it is acknowledged and agreed that John Hancock shall have the right to remove the Company as liquidator or liquidating trustee, as applicable, in connection with the liquidation and winding up of the Partnerships and appoint a new liquidator or liquidating trustee, as applicable, for such liquidation and winding up of the Partnerships if the Company files for bankruptcy, fails to pay its debts as they become due, becomes insolvent, or if John Hancock in good faith believes that the Company has not discharged or is not discharging its duties and obligations as the liquidator or liquidating trustee, as applicable, in a proper or timely manner.

4. 1987 Partnership. The parties agree that the outstanding principal, interest and other amounts currently owed to John Hancock pursuant to loans from John Hancock to the 1987 Partnership (the "1987 Partnership Loans") currently exceed the value of the net assets of the 1987 Partnership (excluding, for purposes of such calculation, the 1987 Partnership Loans). Accordingly, the parties agree that all assets of the 1987 Partnership shall be distributed to John Hancock (or any assignee of John Hancock), in its capacity as a creditor to the 1987 Partnership, in full satisfaction of the 1987 Partnership Loans.

5. 1989 Partnership. The parties acknowledge that the assets of the 1989 Partnership are burdened by and subject to the provisions of that certain Note Agreement dated April 25, 1989 between the 1989 Partnership and John Hancock (the "1989 Partnership Note Agreement"). The 1989 Partnership Note Agreement, the promissory note(s) issued thereunder and all mortgages, deeds of trust, assignments, security agreements and other documents executed in connection therewith are herein referred to as the "1989 Partnership Loan Documents." The parties agree, notwithstanding any provision of the Agreement of Limited Partnership, as amended, of the 1989 Partnership, that, after paying all debts of the 1989 Partnership owed to third party creditors and all expenses incurred in connection with the liquidation and winding up of the 1989 Partnership, the remaining assets of the 1989 Partnership shall be distributed to the Partners thereof subject to the debt outstanding, and all liens and security interests existing, under the 1989 Partnership Loan Documents.





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                 The parties agree that the current amount of principal
                 outstanding under the 1989 Partnership Loan Documents is $1,779,627.30 (such principal, together with all interest and other charges outstanding under the 1989 Partnership Loan Documents is herein referred to as the "1989 Partnership Debt"). In connection with the liquidation and winding up of the 1989 Partnership, the Company shall assume 50% of the 1989 Partnership Debt, and John Hancock shall assume 50% of the 1989 Partnership Debt. All 1989 Partnership Debt so assumed by the Company and John Hancock shall be subject to, and shall be repaid to John Hancock in accordance with, the terms and provisions of the 1989 Partnership Loan Documents. Each of the Company and John Hancock (in its capacity as a limited partner in the 1989 Partnership), or such other assignee of John Hancock to which John Hancock assigns its rights to receive the properties and assets of the 1989 Partnership attributable to John Hancock's interest therein, agrees to execute and deliver to John Hancock, in its capacity as lender to the 1989 Partnership, such note agreements, notes, mortgages, deeds of trust, assignments, security agreements and other loan documents, all in form substantially similar to the 1989 Partnership Loan Documents, as John Hancock may reasonably request insofar as such may be necessary or desirable to continue to evidence the 1989 Partnership Debt and the liens and security interests currently evidenced by the 1989 Partnership Loan Documents.

6. Representation of the Company. The Company thereby represents and warrants to John Hancock that (a) the Company has not taken any action or omitted to take any action as general partner of the Partnerships or otherwise in connection with the Partnerships that could give rise to a claim in tort, contract or otherwise by any other partner to any of the Partnerships, and (b) the Partnerships have no indebtedness other than (1) trade debt incurred in the ordinary course of business of the Partnerships, and (2) indebtedness owing by the 1987 Partnership and the 1989 Partnership to John Hancock described in the most recent financial statements for each such Partnership.

7. Governing Law. The parties hereto specifically agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, excluding any conflict-of-law rule or law that might refer same to the laws of another jurisdiction.

8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing such counterpart.





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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

                                        ALEXANDER ENERGY CORPORATION


                                        By:  \s\ David E. Grose
                                           ------------------------------------
                                        Name:  David E. Grose
                                             ----------------------------------
                                        Title:  Vice President and CFO
                                              ---------------------------------


                                        JOHN HANCOCK MUTUAL LIFE INSURANCE
                                           COMPANY


                                        By:  \s\ Eugene X. Hodge, Jr.
                                           ------------------------------------
                                        Name:  Eugene X. Hodge, Jr.
                                             ----------------------------------
                                        Title:  Investment Officer
                                              ---------------------------------






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